Arthur Andersen LLP

                                                                Exhibit 23


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated September 26, 1997 included or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements File No. 2-79977, File No. 2-79978, File No. 33-5903, File No. 333-19501, and
File No. 333-19467.


/s/Arthur Andersen LLP

Chicago, Illinois
November 26, 1997